Exhibit 10.1

THE TJX COMPANIES, INC.
STOCK INCENTIVE PLAN
(2022 Restatement)

THE TJX COMPANIES, INC.
STOCK INCENTIVE PLAN
(2022 Restatement)

SECTION 1. NAME; EFFECTIVE DATE; GENERAL PURPOSE

The name of the plan is The TJX Companies, Inc. Stock Incentive Plan (2022 Restatement) (the “Plan”). The Plan is an amendment and restatement of The TJX Companies, Inc. Stock Incentive Plan. The Plan is effective as of January 30, 2022 (referred to herein as the “Effective Date”) and the provision of the Plan as herein amended and restated shall apply to all Awards outstanding as of, or granted after, the Effective Date. All Awards outstanding as of the Effective Date, including Awards granted on the Effective Date, are referred to herein as “Outstanding Awards.”

The purpose of the Plan is to secure for The TJX Companies, Inc. (the “Company”) and its stockholders the benefit of the incentives inherent in stock ownership and the receipt of incentive awards by selected employees and directors of the Company and its Subsidiaries who contribute to and will be responsible for its continued long term growth. The Plan is intended to motivate such individuals to enhance the long-term value of the Company by providing an opportunity for capital appreciation and to recognize services that contribute to the success of the Company. Capitalized terms used in the Plan shall have the meaning set forth in Section 14.

SECTION 2. PLAN ADMINISTRATION

(a) The Plan shall be administered by the Executive Compensation Committee of the Board or such other committee of the Board as the Board may from time to time determine (the “Committee”).

(b) The Committee shall have the power and authority to do any or all of the following in its sole discretion: grant Awards, including the power and authority to select from among those eligible the persons to whom Awards may from time to time be granted; determine the time or times of grant of any Awards; to determine the number of shares to be covered by any Award; determine the terms and conditions of any Award, including the form of settlement thereunder (whether in shares of Stock, other property, cash or a combination of the foregoing); accelerate the vesting and/or exercisability of any Award; adopt such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; interpret the terms and provisions of the Plan and any Award; prescribe such forms and agreements as it deems advisable in connection with any Award; make all determinations it deems advisable for the administration of the Plan; decide all disputes arising in connection with the Plan; and otherwise supervise the administration of the Plan.

(c) The Committee may delegate its power and authority under the Plan to such officers or other employees of the Company or a Subsidiary, or other persons, as it determines; provided, that only the Committee shall have the power and authority to take such actions under the Plan as are required by applicable law or stock exchange requirements to be taken by Independent

Directors. To the extent consistent with the foregoing, the Committee may, as part of any such delegation, provide that all or part of any such delegated powers and authorities may be further delegated to any officer, employee or person to whom the Committee could have made the delegation in the first instance. For purposes of the Plan, other than in this Section 2(c), and as used in any Award, the term “Committee” shall be deemed to include any such delegate (or subdelegate) acting within the scope of any such delegation (or subdelegation), to the extent of such delegation.
(d) All decisions and interpretations of the Committee shall be binding on all persons, including the Company, its Subsidiaries and Participants.
SECTION 3. SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION.

(a) Shares Issuable.

(i)The number of shares of Stock (“Share Limit”) available to be issued under the Plan, determined as of the Effective Date (and including, for the avoidance of doubt, shares that as of the Effective Date were subject to Outstanding Awards) is 98,878,820. For purposes of the Share Limit, (A) each share subject to a Stock Option or SAR shall count as one (1) share and each share subject to any other Award shall count as one and thirteen one-hundredths (1.13) shares; (B) shares issued under the Plan shall include only the number of shares actually issued under an Award and shall not include shares subject to an Award to the extent the Award is forfeited, expires, or is satisfied without the issuance of Stock; provided, however, that unissued shares resulting from the net settlement in Stock of a Stock Option or SAR, and shares retained by or delivered to the Company to satisfy any purchase or exercise price or the payment of withholding taxes in connection with a Stock Option or SAR, shall be treated as issued; and further provided, for the avoidance of doubt, that the purchase of shares by the Company on the open market with the proceeds of the exercise of a Stock Option will not increase the Share Limit; and (C) to the extent an Outstanding Award other than a Stock Option or SAR is forfeited, the Share Limit shall be appropriately increased consistent with clause (A) above.

(ii)The following limits also apply to Awards, subject in each case to the Share Limit: (A) the maximum number of shares of Stock that in the aggregate are available to be issued pursuant to the exercise of ISOs shall not exceed the Share Limit; (B) the number of shares of Stock subject to each of Stock Options, SARs and Performance Awards awarded to any Participant during any consecutive three-year period shall be limited to 32,000,000 shares each; and (C) the maximum number of shares subject to Full Value Awards granted on or after January 30, 2022 with a vesting schedule of less than three years from the date of grant and not described in any of clauses (i) through (iv) of the second paragraph of Section 7(c) shall not exceed 5,000,000.

(iii)In addition to the limits set forth in Section 3(a)(ii), with respect to each Eligible Director, the aggregate value of all Awards granted under the Plan to such Eligible Director for his or her services as an Eligible Director for any fiscal year, together with the value of all cash retainers and other compensation paid by the Company to such Eligible Director outside of the Plan for his or her services as an Eligible Director for such fiscal year, may not exceed $800,000 in the aggregate for such fiscal year, calculating the value of any Awards based on the grant date fair value in accordance with applicable accounting principles (including FASB ASC Topic 718 or any successor provision), and assuming a maximum payout, if applicable. For the avoidance of doubt, the limitation in this Section 3(a)(iii) will not apply to compensation granted or paid to an Eligible Director for his or her services to the Company or a Subsidiary other than as an Eligible Director, if any, including, without limitation, as a consultant or advisor to the Company or a Subsidiary.

(iv)Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

(v)The Company shall appropriately reserve shares in connection with the grant of Awards to reflect the limitations set forth above.

The per-individual limits described above shall be construed to include earnings or notional earnings on Awards.

(b) Stock Dividends, Mergers, etc. In the event of a stock dividend, stock split, reverse stock split or similar change in capitalization, or extraordinary dividend or distribution or restructuring transaction affecting the Stock, the Committee shall make appropriate adjustments in the number and kind of shares of stock or securities on which Awards may thereafter be granted, including the limits described in Section 3(a) and Section 7(c), and shall make such adjustments in the number and kind of shares remaining subject to outstanding Awards, and the option or purchase price in respect of such shares as it may deem appropriate with a view toward preserving the value of outstanding awards. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of Section 12.

(c) Substitute Awards. The Company may grant Awards under the Plan in conversion, replacement or adjustment of outstanding options or other equity-based compensation awards held by employees of another corporation or other entity who become employees or Eligible Directors of the Company or a Subsidiary as described in the first sentence of Section 4 as the result of a merger or consolidation of the employing corporation or other entity (or an affiliate of such corporation or entity) with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of stock of the employing corporation or an affiliate. The Committee may direct that the converted, replacement or adjusted awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances to reflect the transaction. The shares that may be delivered under such substitute Awards shall be in addition to the limitations on the number of shares available for issuance under Awards and other limits described in Section 3(a).

SECTION 4. ELIGIBILITY.

Participants in the Plan will be (i) such full or part time officers and other employees of the Company and its Subsidiaries who are selected from time to time by the Committee in its sole discretion, and (ii) Eligible Directors. Persons who are not employees of the Company or a subsidiary (within the meaning of Section 424 of the Code) shall not be eligible to receive grants of ISOs.

SECTION 5. DURATION OF AWARDS; TERM OF PLAN.

(a) Duration of Awards. Subject to Sections 13(a) and 13(e) below, no Stock Option or SAR may remain exercisable beyond 10 years from the grant date, and no other Award shall have a vesting or restriction period that extends beyond 10 years from the grant date, except that deferrals elected by Participants of the receipt of Stock or other benefits under the Plan may extend beyond such date.

(b) Latest Grant Date. No Award shall be granted after June 7, 2032, but outstanding Awards may extend beyond such dates.

SECTION 6. STOCK OPTIONS; SARs.

Any Stock Option or SAR granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be either ISOs or NSOs. Any Stock Option that is not expressly designated as an ISO at time of grant shall be deemed to have been expressly designated at time of grant as an NSO.

Stock Options granted under the Plan shall be subject to the provisions of Sections 6(a) through Section 6(f) below. SARs shall be subject to the provisions of Section 6(g) below; and Stock Options and SARs shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. No term of an Award shall provide for automatic “reload” grants of additional Awards upon the exercise of a Stock Option or SAR. Except as contemplated by Section 3(b), no dividends or dividend equivalent payments shall be payable with respect to Stock Options or SARs.

(a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of Fair Market Value on the date of grant.

(b) Exercisability. Stock Options shall be exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The

Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. Unless the Committee expressly provides otherwise, the following rules will apply to any portion of a Stock Option that is outstanding immediately prior to the termination of employment of the person to whom the Stock Option was granted (the “Outstanding Stock Option”)

(i)Termination by Reason of Death or Disability: Partial Acceleration of Exercisability. If the employment of such person terminates by reason of death or Disability, in either case occurring more than three months after the grant of the Outstanding Stock Option, the Outstanding Stock Option shall be exercisable as to the number of shares for which it could have been exercised immediately prior to such termination or, if greater, (A) the total number of shares subject to the Stock Option multiplied by a fraction, the numerator of which shall be the number of days between the grant of the Stock Option and such termination and the denominator of which shall be the number of days between the grant of the Stock Option and the date upon which the Stock Option, by its terms, would have become fully exercisable, minus (B) the number of shares, if any, previously purchased under the Stock Option. For the avoidance of doubt, (y) if the employment of such person terminates by reason of death or Disability, in either case occurring within three months of the grant of the Outstanding Stock Option, this Section 6(b)(i) shall not apply to the Outstanding Stock Option and (z) this Section 6(b)(i) shall apply regardless of whether the employment of such person terminates at a time when such person has satisfied the requirements for Normal Retirement or Special Service Retirement.

(ii)Termination by Reason of Death: Extension of Exercise Period. If the employment of such person terminates by reason of death, the Outstanding Stock Option may thereafter be exercised, to the extent exercisable immediately prior to death (determined after taking into account any applicable acceleration), for a period of five years (or such other period as may be specified under the terms of the Stock Option) from the date of death or until the expiration of the stated term of the option, if earlier.

(iii)Termination by Reason of Disability: Extension of Exercise Period. If the employment of such person terminates by reason of Disability, the Outstanding Stock Option may thereafter be exercised, to the extent it was exercisable immediately prior to such termination (determined after taking into account any applicable acceleration), for a period of five years (or such other period as may be specified under the terms of the Stock Option) from the date of such termination of employment or until the expiration of the stated term of the option, if earlier. The death during the final year of such exercise period of the person to whom such Stock Option was granted shall, to the extent the Stock Option remains outstanding, extend such period for one year following death or until the expiration of the stated term of the option, if earlier.

(iv)Termination by Reason of Normal Retirement: Extension of Exercise Period. If the employment of such person terminates by reason of Normal Retirement, or if the employment of such person terminates for any reason (other than for Cause) at a time when such person has satisfied the requirements for Normal Retirement, the Outstanding Stock Option may thereafter be exercised, to the extent that it was exercisable immediately prior to such termination, for a period of five years (or such other period as may be specified under the terms of the Stock Option) from the date of such termination or until the expiration of the stated term of the option, if earlier. The death during the final year of such exercise period of the person to whom such Stock Option was granted shall, to the extent the Stock Option remains outstanding, extend such period for one year following death, subject to termination on the expiration of the stated term of the option, if earlier.

(v)Termination by Reason of Special Service Retirement: Continued Vesting and Extension of Exercise Period. If the employment of such person terminates by reason of a Special Service Retirement, or if the employment of such person terminates for any reason (other than for Cause) at a time when such person has satisfied the requirements for Special Service Retirement, the Outstanding Stock Option may thereafter be exercised, to the extent exercisable from time to time as hereinafter determined, for a period of five years (or such other period as may be specified under the terms of the Stock Option) from the date of such termination or until the expiration of the stated term of the option, if earlier. The death during the final year of such exercise period of the person to whom such Stock Option was granted shall, to the extent the Stock Option remains outstanding, extend such period for one year following death or until the expiration of the stated term of the option, if earlier. To the extent the Outstanding Stock Option is not yet fully exercisable at the date of the Special Service Retirement (or the date of such other termination (other than for Cause) as contemplated above in this subclause (v)) of the person to whom the Stock Option was granted, it shall continue to become exercisable over the period of three years following the employment termination date (subject to the stated term of the option, or on such accelerated or other basis as the Committee shall at any time determine and after giving effect to any accelerated vesting set forth in subclause (i) above), on the same basis as if such person had not retired.

(vi)Other Termination. If the employment of such person terminates for any reason other than death, Disability, Normal Retirement, Special Service Retirement or for Cause, and at a time when such person has not satisfied the requirements for Normal Retirement or Special Service Retirement, the Outstanding Stock Option may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for a period of three months (or such other period as may be specified under the terms of the Stock Option) from the date of termination of employment or until the expiration of the stated term of the option, if earlier. Notwithstanding any other provision of this Section 6(b)(i) through (v), if the employment of such person terminates or is terminated for Cause, all outstanding Stock Options previously granted to such person (whether or not exercisable) shall immediately terminate.

Unless the Committee expressly provides otherwise, each Stock Option shall terminate and cease to be outstanding as follows: (A) in the event of any termination of employment by any person who has not satisfied the requirements for Special Service Retirement, any portion of the Outstanding Stock Option that is not exercisable immediately prior to such termination of employment (determined after taking into account any applicable acceleration) shall terminate and cease to be outstanding upon such termination; (B) in the case of a Special Service Retirement, any portion of the Outstanding Stock Option that has not become exercisable by the last day of the applicable post-retirement vesting period under clause (v) above shall terminate and cease to be outstanding at the end of such period; and (C) to the extent not earlier exercised, forfeited or terminated, and after giving effect to any settlement pursuant to Section 6(f), any outstanding portion of the Stock Option (whether or not exercisable) shall terminate and cease to be outstanding upon expiration of any applicable post-termination of employment exercise period or upon the expiration of the stated term of the option, if earlier.

Stock Options that are exercisable may be exercised only by the person to whom the Stock Option was granted during such person’s lifetime. In the event of such person’s death, Stock Options that are exercisable may be exercised by his or her legal representative, legatee or such other person as permitted by administrative procedures under the Plan or as otherwise approved by the Committee. If applicable, Stock Options may also be settled in accordance with Section 6(f).

(c) Method of Exercise. The person holding a Stock Option may exercise the Stock Option in whole or in part in accordance with and subject to such exercise procedures as the Committee may from time to time establish, each of which shall require, as the Committee determines, delivery to the Committee of the full purchase price plus (as provided in Section 13(d)) any taxes required to be withheld in connection with the exercise, or delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay such purchase price and taxes, for the portion of Stock Option so exercised. If so permitted by the Committee in its discretion and subject to such limitations and restrictions as the Committee may impose, payment in full or in part of the exercise price or payment of withholding taxes (as provided in Section 13(d)) may also be made in the form of shares of Stock not then subject to restrictions under any Company plan, including shares of Stock that would otherwise be delivered under such Stock Option. The person holding a Stock Option shall have the rights of a shareholder (including, but not limited to, rights to receive dividends) only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d) Non‑transferability of Options. No ISO (and, except as determined by the Committee, no NSO) shall be transferable by the person to whom such Stock Option was granted otherwise than by will or by the laws of descent and distribution, and all ISOs (and, except as determined by the Committee, all NSOs) shall be exercisable during the lifetime of the person to whom such Stock Options were granted only by such person. Transfers of NSOs, if any, permitted by the Committee shall be limited to gratuitous transfers (transfers not for value).

Where an NSO is permitted by the Committee to be transferred, references in the Plan to the “person to whom the Stock Option was granted” and similar terms shall be construed, as the Committee in its discretion deems appropriate, to include any permitted transferee to whom the Stock Option is transferred.

(e) Form of Settlement. Subject to Section 13(a) and Section 13(e) below, shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as provided in the following sentence. The Committee may provide at time of grant that the shares to be issued upon the exercise of a Stock Option shall be in the form of Restricted Stock, or may reserve the right to so provide after time of grant.

(f) Automatic Settlement. Except as otherwise provided by the Committee and subject to such limitations as the Committee may prescribe, if a Stock Option granted on or after January 31, 2009 remains unexercised on the date it would otherwise have expired and if on such date the Fair Market Value of the shares subject to the Stock Option exceeds the aggregate consideration that would have been required to have been paid to purchase such shares had the Stock Option been exercised, the person then holding the Stock Option shall be deemed to have requested, and the Committee shall be deemed to have approved, a cancellation of such Stock Option in accordance with the first sentence of this Section 6(f) and the amount payable pursuant to the first sentence of this Section 6(f) shall be paid in the form of shares of Stock in accordance with the first sentence of this Section 6(f). The Committee may provide that the automatic settlement provision set forth in the foregoing sentence applies to a Stock Option granted prior to January 31, 2009.

(g) SARs. An SAR is an award entitling the recipient to receive an amount in cash or shares of Stock (or in any other form of payment acceptable to the Committee) or a combination thereof having a value determined by reference to (and not to exceed) the excess of the Fair Market Value of a share of Stock on the date of exercise over the Fair Market Value of a share of Stock on the date of grant (or over the option exercise price, if the SAR was granted in tandem with a Stock Option). The Committee shall determine all terms of SARs granted under the Plan. SARs may be granted in tandem with, or independently of, any Stock Option granted under the Plan. Any SAR granted in tandem with ISOs shall comply with the ISO rules relating to tandem SARs. The Committee may at any time accelerate the exercisability of all or any portion of any SAR.

SECTION 7. OTHER STOCK-BASED AWARDS.

(a) Nature of Stock Awards. Awards under this Section 7 include Awards other than Stock Options or SARs that entitle the recipient to acquire for a purchase price (which may be zero) shares of Stock subject to restrictions under the Plan (including a right on the part of the Company during a specified period to repurchase such shares at their original purchase price, or to require forfeiture if the purchase price was zero, upon the Participant’s termination of employment) determined by the Committee (“Restricted Stock”); Awards that entitle the recipient, with or without payment, to the future delivery of shares of Stock, subject to such conditions and restrictions as may be determined by the Committee (“Stock Units”); and other

Awards (excluding Stock Options or SARs) under which Stock may be acquired or which are otherwise based on the value of Stock.

(b) Rights as a Shareholder. A Participant shall have all the rights of a shareholder, including voting and dividend rights, (i) only as to shares of Stock received by the Participant under an Other Stock-based Award, and (ii) in any case, subject to such nontransferability restrictions, Company repurchase or forfeiture rights, and other conditions as are made applicable to the Award.

(c) Restrictions. The Committee may determine the conditions under which an Other Stock-based Award, or Stock acquired under an Other Stock-based Award, shall be forfeited, and may at any time accelerate, waive or, subject to Section 10, amend any or all of such limitations or conditions. Each Other Stock-based Award shall specify the terms on which such Award or the shares under such Award shall vest (become free of restrictions under the Plan), which may include, without limitation, terms that provide for vesting on a specified date or dates, vesting based on the satisfaction of specified performance conditions, and accelerated vesting in the event of termination of employment under specified circumstances. The Committee shall take such steps as it determines to be appropriate to reflect any restrictions applicable to an Other Stock-based Award or the shares thereunder and to facilitate the recovery by the Company of any such Award or shares that are forfeited.
Notwithstanding the foregoing but subject to Section 3(a)(ii)(C) and subject to the following provisions of this paragraph, no grants of Full Value Awards shall specify a vesting date that is less than three years from the date of grant other than (i) grants made in connection with a Participant’s commencement of employment with the Company or any Subsidiary; (ii) Performance Awards, the vesting of which is set by reference to a performance period of at least one year; (iii) Awards that specify full vesting in no less than three years and partial vesting at a rate no faster than one-third of the Award each year; and (iv) Awards to Eligible Directors under Section 7(e). Acceleration of vesting of a Full Value Award (whether pursuant to the original terms of an Award or otherwise) in the event of death, disability, retirement or a Change of Control shall not be taken into account in determining whether the Full Value Award complies with the foregoing vesting limitations.

Except as otherwise determined by the Committee, if the employment by the Company and its Subsidiaries of a person to whom an Other Stock-based Award has been granted terminates for any reason, (i) any shares of Restricted Stock that are not then vested (taking into account any accelerated vesting applicable to such shares under the terms of the Award or otherwise) shall be resold to the Company at their purchase price or forfeited to the Company if the purchase price was zero and (ii) any Other Stock-based Award that is not then vested (taking into account any accelerated vesting applicable to such Award under the terms of the Award or otherwise) shall immediately terminate. The Committee at any time may accelerate the vesting date or dates for an Other Stock-based Award or for Restricted Stock, if any, granted thereunder and may otherwise waive or, subject to Section 10, amend any conditions of the Award. Neither the Committee nor the Company shall be liable for any adverse tax or other consequences to a Participant from any such acceleration, waiver, or amendment.

(d) Dividends; Dividend Equivalents. A Participant’s rights under an Other Stock-based Award to dividends (or dividend equivalent payments, in the case of an Other Stock-based Award, if any, other than Restricted Stock, that is subject to vesting conditions and as to which the Committee has made provision for such payments) shall be treated as unvested so long as such Award remains unvested (the “restricted period”), and any such dividends or dividend equivalent payments that would otherwise have been paid during the restricted period shall instead be accumulated and paid following the date on which such Award is determined by the Company to have vested (in such timeframe as established by the Committee).

(e) Annual Deferred Stock Awards, Additional Deferred Stock Awards and Dividend Awards for Eligible Directors.
(i)Accounts. The Company shall establish and maintain an Account in the name of each Eligible Director to which the Annual Deferred Stock Awards, Additional Deferred Stock Awards and Dividend Awards shall be credited.

(ii)Annual Awards. On the date of each Annual Meeting, each Eligible Director who is elected a Director at such Annual Meeting shall automatically and without further action by the Board or Committee be granted an Annual Deferred Stock Award as provided in subsection (iv) and an Additional Deferred Stock Award as provided in subsection (v). On each date other than the date of an Annual Meeting on which an Eligible Director is first elected a Director by the Board, the Eligible Director then so elected shall automatically and without further action by the Board or Committee be granted a prorated Annual Deferred Stock Award as provided in subsection (iv) and a prorated Additional Deferred Stock Award as provided in subsection (v). The grant of each Annual Deferred Stock Award and Additional Deferred Stock Award shall entitle each recipient, automatically and without further action by the Board or the Committee, to Dividend Awards as provided in subsection (vi).

(iii)Nature of Awards. Each Annual Deferred Stock Award, Additional Deferred Stock Award and Dividend Award shall be an Other Stock-based Award subject to the terms of this Plan and shall constitute an unfunded and unsecured promise of the Company to deliver in the future to such Eligible Director, without payment, the number of shares of Stock in the amounts and at the times hereinafter provided. The shares of Stock notionally credited to the Accounts of Eligible Directors shall be notional shares only and shall not entitle the Eligible Director to any voting rights, dividend or distribution or other rights except as expressly set forth herein. Nothing herein shall obligate the Company to issue or set aside shares of Stock, in trust or otherwise, to meet its contractual obligations hereunder.

(iv)Annual Deferred Stock Award. In respect of each Annual Deferred Stock Award granted on the date of an Annual Meeting, the Company shall credit to each Eligible Director’s Account, effective as of the date of such Annual Meeting, the number of notional shares of Stock, including any fractional share, equal to an amount determined by the Board (subject to the limit contained in Section 3(a)(iii)) divided by the Fair Market Value of a share of Stock on the date of such Annual Meeting. In respect of each Annual Deferred Stock Award granted on a date other than the date of an Annual Meeting, the Company shall credit to the Account of the Eligible Director first elected on such date the number of notional shares of Stock, including any fractional share, equal to (i) an amount determined by the Board (subject to the limit contained in Section 3(a)(iii)) divided by the Fair Market Value of a share of Stock on the date of such first election multiplied by (ii) the quotient (not greater than one) obtained by dividing (A) the number of days starting with the date of such first election and ending on the day first preceding the anticipated date of the next Annual Meeting, by (B) 365.

(v)Additional Deferred Stock Award. In addition to the Annual Deferred Stock Award, the Company shall credit to the Account of each Eligible Director, effective as of the date that any Annual Deferred Stock Award is credited to such Account, an Additional Deferred Stock Award covering the same number of shares as are covered by such Annual Deferred Stock Award determined in the same manner prescribed in subsection (iv) above.

(vi)Dividend Awards. Except as otherwise determined by the Committee, and subject to and in accordance with such rules that may be prescribed by the Committee for crediting dividends with respect to shares allocated to the Eligible Director’s Account, the Company shall credit (each such credit, a “Dividend Award”) the Account of each Eligible Director on the date of each Annual Meeting and on the date on which an Eligible Director ceases to be a Director if not the date of an Annual Meeting with a number of notional shares of Stock, including any fractional share, equal to (i) plus (ii), divided by (iii), where:

(i) is the product obtained by multiplying the number of shares then allocated to such Eligible Director’s Account (disregarding, for purposes of this clause (i), any shares credited to such Account since the date of the immediately preceding Annual Meeting) by the aggregate per-share amount of regular cash dividends for which the record date occurred since the date of the immediately preceding Annual Meeting;

(ii) is the product obtained by multiplying the number of shares first credited to such Eligible Director’s Account since the date of the immediately preceding Annual Meeting but prior to the date of such Dividend Award by the aggregate per-share amount of regular cash dividends for which the record date occurred since the date that such shares were credited to such Account; and

(iii) is the Fair Market Value of one share of Stock on the date of such Dividend Award.

(vii)Vesting. Each Annual Deferred Stock Award, and any Dividend Awards in respect of Annual Deferred Stock Awards, shall vest immediately upon grant and be non-forfeitable. Unless earlier vested pursuant to Section 12, each Additional Deferred Stock Award, and any Dividend Awards in respect of Additional Deferred Stock Awards, shall vest and become non-forfeitable on the date immediately preceding the date of the Annual Meeting next succeeding the date of grant of such Award, provided, that the recipient is still a Director on such date. Upon termination of an Eligible Director’s service as a Director for any reason, the Eligible Director shall forfeit any then unvested Additional Deferred Stock Award and any Dividend Awards in respect of then unvested Additional Deferred Stock Awards (determined after taking into account any acceleration of vesting pursuant to Section 12).

(viii)Delivery. With respect to any Annual Deferred Stock Awards, unless otherwise determined by the Committee, the Company shall deliver to an Eligible Director (or a former Eligible Director) the number of shares of Stock, rounded up to the next full share, represented by notional shares of Stock credited to the Account of such Eligible Director in respect of Annual Deferred Stock Awards (including any Dividend Awards made in respect of such Annual Deferred Stock Awards) at the earlier of the following : (x) immediately prior to a Change of Control or (y) not later than sixty (60) days following the Eligible Director’s death or earlier separation from service (as determined under the regulations under Section 409A of the Code). With respect to any vested Additional Deferred Stock Award, unless otherwise determined by the Committee, absent an election to defer delivery of the shares of Stock subject to such Award pursuant to subsection (ix) below, the Company shall deliver to an Eligible Director the number of shares of Stock, rounded up to the next full share, represented by notional shares of Stock credited to the Account of such Eligible Director in respect of such Additional Deferred Stock Award (including any Dividend Awards made in respect of such Additional Deferred Stock Award) within sixty (60) days following the date of vesting pursuant to subsection (vii) above or, if earlier and if so provided in accordance with the terms of the applicable Award pursuant to Section 12, immediately prior to a Change of Control. In the event of a termination by reason of death, such shares of Stock shall be delivered to such beneficiary or beneficiaries designated by the Eligible Director in writing in such form, and delivered prior to his or her death to such person at the Company, as specified by the Company or, in the absence of such a designation, to the legal representative of Eligible Director’s estate, legatee or such other person as permitted by administrative procedures under the Plan or as otherwise approved by the Committee.

(ix)Deferral of Delivery of Additional Deferred Stock Awards; Redeferral. By filing a written notice to the Company in such form, and delivered to such person at the Company, as specified by the Company, an Eligible Director may irrevocably elect to defer receipt of the delivery of shares of Stock representing all or a portion of the notional shares of Stock subject to any Additional Deferred Stock Award (including any Dividend Awards made in respect of such notional shares) such that those shares are delivered as soon as practicable and in all events within sixty (60) days following the Eligible Director’s death or earlier separation from service (as determined under the regulations under Section 409A of the Code); except that if so provided in accordance with the terms of the applicable Award, such shares shall instead be delivered immediately prior to any earlier occurrence of a Change of Control. Any election made pursuant to this subsection (ix) must be submitted with respect to any Additional Deferred Stock Award (A) in the case of the Additional Deferred Stock Award granted on the date an Eligible Director is first elected as a Director, no later than 30 days after the date of such Eligible Director’s election to the Board or (B) in the case of any other Additional Deferred Stock Award, no later than December 31 of the calendar year preceding the calendar year in which such Award is granted, or (C) at such other time as is necessary to satisfy the requirements of Section 409A of the Code, as determined by the Committee. The Committee may permit a redeferral of any Annual Deferred Stock Award or Additional Deferred Stock Award subject to and in accordance with such rules that it may prescribe.

SECTION 8. PERFORMANCE AWARDS.

(a) Nature of Performance Awards. A Performance Award is an award entitling the recipient to acquire cash or shares of Stock, or a combination of cash and Stock, upon the attainment of one or more specified performance goals. If the grant, vesting, or exercisability of a Stock Option, SAR, or Other Stock-Based Award is conditioned upon attainment of any Performance Criteria, it shall be treated as a Performance Award for purposes of this Section and shall be subject to the provisions of this Section in addition to the provisions of the Plan applicable to such form of Award.

(b) Terms of Performance Awards. The Committee in its sole discretion shall determine the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the Award. Performance Awards may be granted independently or in connection with the granting of other Awards.

(c) Rights as a Shareholder. A Participant shall have all the rights of a shareholder, including voting and dividend rights, (i) only as to shares of Stock received by the Participant under a Performance Award, and (ii) in any case, subject to such nontransferability restrictions, Company repurchase or forfeiture rights, and other conditions as are made applicable to the Award. Notwithstanding the foregoing and for the avoidance of doubt, in the case of any Performance Award that is also an Other Stock-based Award, the limitations of Section 7(d) (providing that rights to dividends and dividend equivalents shall remain unvested until the underlying Stock or rights to Stock are vested) shall apply to any right to dividends or dividend equivalent payments hereunder

(d) Termination. Except as may otherwise be provided by the Committee, a Participant’s rights in all Performance Awards shall automatically terminate upon the Participant’s termination of employment by the Company and its Subsidiaries for any reason (including death)

(e) Acceleration, Waiver, etc. The Committee may in its sole discretion accelerate, waive or, subject to Section 10, amend any or all of the goals, restrictions or conditions imposed under any Performance Award. Neither the Committee nor the Company shall be liable for any adverse tax or other consequences to a Participant from any such acceleration, waiver, or amendment.

SECTION 9. TERMINATION OF EMPLOYMENT; TRANSFER; LEAVE OF ABSENCE.

For purposes of the Plan, and subject to and in accordance with such rules that may be prescribed by the Committee, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, unless otherwise determined by the Committee.

For purposes of the Plan, the employees of a Subsidiary of the Company shall be deemed to have terminated their employment on the date on which such Subsidiary ceases to be a Subsidiary of the Company unless in connection with such event the employee continues to be employed by the Company or another Subsidiary. Subject to the foregoing, except as otherwise provided by the Committee and subject to and in accordance with such rules that may be prescribed by the Committee, an individual’s employment with the Company and its Subsidiaries shall be considered to have terminated on the last day of his or her actual employment, whether such day is determined by agreement between the Company or a Subsidiary and the individual or unilaterally, and whether such termination is with or without notice, and no period of advance notice, if any, that is or ought to have been given under applicable law in respect of such termination of employment shall be taken into account in determining the individual’s entitlements, if any, under the Plan or any Award.

Notwithstanding the foregoing, in the case of any Award that is subject to the requirements of Section 409A of the Code, “termination of employment” shall mean a separation from service (as determined under the regulations under Section 409A of the Code, after giving effect to the presumptions contained therein).

For the avoidance of doubt, nothing in this Section 9 shall be construed as limiting the Committee’s authority to specify Award terms that provide for forfeiture or other consequences in connection with an event other than termination of employment.

SECTION 10. AMENDMENTS AND TERMINATION.

The Board or the Committee may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially adversely affect rights under any outstanding Award without the holder’s consent. However, no such amendment shall be effective unless approved by stockholders if it would (i) reduce the exercise price of any Stock Options previously granted hereunder or otherwise constitute a repricing requiring stockholder approval under applicable New York Stock Exchange rules or the rules of any successor exchange, or (ii) provide for a Participant to receive any payment or other consideration upon the termination or cancellation of any Stock Option or SAR pursuant to the provisions of this Section 10 if the exercise price of such Stock Option or SAR is equal to or greater than the Fair Market Value of a share of Stock on the date of such termination or cancellation, or (iii) otherwise require stockholder consent under applicable law (including the Code), regulation, guidance or any listing standard for any stock exchange on which the Stock is traded, as determined by the Committee.

Notwithstanding any provision of this Plan, the Board or the Committee may at any time adopt such modifications, procedures, subplans and forms of Award as it determines to be necessary or desirable to comply with the laws or regulatory requirements of foreign countries or to facilitate Plan administration with respect to Participants performing services in such countries, consistent with the objectives of the Plan.

SECTION 11. STATUS OF PLAN.

With respect to the portion of any Award which has not been exercised and any payments in cash, stock or other consideration not received by a Participant, a Participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 12. CHANGE OF CONTROL PROVISIONS.

As used herein, a Change of Control and related definitions shall have the meanings set forth in Exhibit A to this Plan.

Except as otherwise expressly provided in an Award or other agreement or by the Committee, the following provisions shall apply in the event of a Change of Control:

(a)    Assumption or Substitution. If the Change of Control is one in which there is an acquiring or surviving entity, the Committee may provide for (i) the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(b)    Cash-Out of Awards. The Committee may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof (including only the vested portion thereof, with the unvested portion terminating without payment due as provided in Section 12(d)), equal in the case of each applicable Award or portion thereof to the excess, if any, of (i) the fair market value of one share of Stock multiplied by the number of shares of Stock subject to the Award or such portion, minus (ii) the aggregate exercise or purchase price, if any, of such Award or such portion thereof (or, in the case of a SAR, the aggregate base value above which appreciation is measured), in each case, on such payment and other terms and subject to such conditions (which need not be the same as the terms and conditions applicable to holders of Stock generally), as the Committee determines, including that any amounts paid in respect of such Award in connection with the Change of Control be placed in escrow or otherwise made subject to such restrictions as the Committee deems appropriate. For the avoidance of doubt, if the per share exercise or purchase price (or base value) of an Award or portion thereof is equal to or greater than the fair market value of one share of Stock, as determined by the Committee, such Award or portion may be cancelled with no payment due hereunder or otherwise in respect thereof.

(c)    Acceleration of Certain Awards. The Committee may provide that any Award requiring exercise will become exercisable, in full or in part, and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated, in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Committee, following the exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Change of Control.

(d)    Termination of Awards upon Consummation of Change of Control. Except as the Committee may otherwise determine, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) immediately upon the consummation of the Change of Control, other than (i) any Award that is assumed, continued or substituted for pursuant to Section 12(a) and (ii) any Award that by its terms, or as a result of action taken by the Committee, continues following the Change of Control.

(e)    Uniform Treatment. For the avoidance of doubt, the Committee need not treat Participants or Awards (or portions thereof) in a uniform manner, and may treat different Participants and/or Awards differently, in connection with a Change of Control.

The Committee may at any time prior to or after a Change of Control accelerate the exercisability of any Stock Options and may waive restrictions, limitations and conditions on Other Stock-based Awards (including without limitation Restricted Stock) and Performance Awards to the extent it shall in its sole discretion determine.

SECTION 13. GENERAL PROVISIONS.

(a) No Distribution; Compliance with Legal Requirements, etc. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other applicable legal and stock exchange requirements have been satisfied as determined by the Committee. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate. The Committee reserves the right to impose such requirements on participation in the Plan and any Award hereunder or shares of Stock acquired hereunder to the extent the Company determines it is necessary or advisable to comply with applicable law or facilitate the administration of the Plan.

(b) References to Employment. Wherever reference is made herein to “employee,” “employment” (or correlative terms), except in Section 4, the term shall include, if so determined by the Committee, both common law employees and others.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board or the Committee from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. Neither the adoption of the Plan nor the grant of any Award hereunder shall (i) confer upon any employee any right to continued employment or service with the Company or a Subsidiary or to receive other Awards under the Plan, or (ii) interfere in any way with the right of the Company or a Subsidiary to terminate, or alter the terms of, the employment of any of its employees at any time. In no event shall any Awards be considered part of a Participant’s employment contract, be taken into account for purposes of any pension or retirement entitlement (except as expressly set forth in the plan providing for such pension or retirement entitlement) or result in the inclusion of the value of any grants of any Awards in the calculation of any severance payments upon a termination of employment.

(d) Tax Withholding, etc. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for U.S. Federal or other income tax purposes or as wages subject to employment taxes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any national, federal, state, or local taxes of any kind required by law to be withheld with respect to such income or wages. The Company in its discretion may, but need not, satisfy any withholding obligation by withholding a portion of the shares of Stock to be delivered to a Participant hereunder up to the maximum extent permitted under the Plan. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes, or other legally or contractually required withholdings, from any payment of any kind otherwise due to the Participant. The Company may withhold or otherwise administer the Plan to comply with tax obligations under any applicable foreign laws. The Company is under no obligation to structure the terms of any Award to reduce or eliminate a Participant’s liability for taxes or other amounts due to achieve any particular tax result.

The Committee may provide, in respect of any transfer of Stock under an Award, that if and to the extent withholding of any national, state or local tax is required in respect of such transfer or vesting, the Participant may elect, at such time and in such manner as the Committee shall prescribe, to (i) surrender to the Company Stock not then subject to restrictions under any Company plan or (ii) have the Company hold back from the transfer or vesting Stock having a value calculated to satisfy such withholding obligation. The amount of any Stock surrendered under clause (i) or held back by the Company under clause (ii) shall be subject to any limitations required to avoid adverse accounting treatment under applicable accounting principles (including FASB ASC Topic 718 or any successor provision).

Except as otherwise expressly provided by the Committee in any case, all Awards under the Plan that are not exempt from the requirements of Section 409A of the Code shall be construed to comply with the requirements of Section 409A of the Code and any discretionary authority of the Committee or the Company with respect to an Award that is intended to be exempt from or in compliance with the requirements of Section 409A of the Code shall be exercised in a manner that is consistent with such intent. Notwithstanding the foregoing, neither the Company nor any Subsidiary, nor any officer, director or employee of the Company or any Subsidiary, nor the Board or the Committee or any member of either, shall be liable to the Participant or any beneficiary of a Participant by reason of any additional tax (whether or not under Section 409A of the Code), including any interest or penalty, or any other adverse tax or other consequence (A) resulting from any exercise of discretion or other action or failure to act by any of the Company, any Subsidiary, any such officer, director or employee, or the Board or the Committee, including without limitation, any acceleration of vesting under Section 6(b), settlement of a Stock Option under Section 6(f) or acceleration, waiver or amendment of an Award under Section 7(c) or 8(e), or (B) by reason of the failure of an Award to qualify for an exemption from, or to comply with the requirements of, Section 409A of the Code, or for any cost or expense incurred in connection with any action by any taxing authority related to any of the foregoing.

(e) Deferral of Awards. Participants may elect to defer receipt of Awards or vesting of Awards in such cases and to such extent, if any, as the Committee may determine at or after the grant date

(f) Transfer and Other Restrictions. In addition to the restrictions on transfer that apply to Stock Options under Section 6(d), no Award may be sold, assigned, transferred (except for transfers by will or by the laws of descent and distribution), pledged, or otherwise encumbered or disposed of except as specifically provided herein or as otherwise permitted by the Committee. In addition, all Awards shall be subject to applicable prohibitions under Company policy regarding the use of Awards for pledging (including, for the avoidance of doubt, as collateral for a loan or in a margin account) or in any hedging or derivative transactions.

(g) Acceptance of Terms and Conditions. The Committee may condition the grant, vesting, exercisability or other full enjoyment of any Award under the Plan on the Participant’s acceptance of all the terms and conditions thereto on the timeframe specified by, and in such form as is acceptable to, the Committee.

(h) Governing Law. Awards and shares of Stock will be granted, issued and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case, as determined by the Committee. Except as otherwise provided herein or by the express terms of an Award, the provisions of the Plan and of Awards and the rights and obligations of the Company, Subsidiaries and Participants hereunder and thereunder shall be governed by and construed in accordance with the domestic substantive laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or any rule that would result in the application of the domestic substantive laws of any other jurisdiction. Any legal action related to the Plan or an Award shall be brought only in a federal or state court located in the Commonwealth of Massachusetts

(i) Waiver of Jury Trial. By accepting or being deemed to have accepted an Award under the Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan or any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting (or being deemed to have accepted) an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any dispute arising under the terms of the Plan or any Award to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.
(j) Forfeiture and Recoupment. Awards shall be subject to forfeiture and/or repayment to the Company to the extent and in the manner required (i) under the terms of the Company’s Policy for Recovery of Executive Officer Incentive Compensation, to the extent applicable to the Participant, or under the terms of such compensation recovery or recoupment policy, if any, as may be adopted by the Company and applicable to the Participant; and (ii) under such other forfeiture and/or recoupment provisions set forth in an Award agreement, or other terms of an Award, under the Plan.

(k) Data Privacy. Subject to any specific data privacy terms set out in an applicable Award agreement, by accepting or being deemed to have accepted an Award under the Plan, each Participant hereby consents to the collection, use and transfer, in electronic or other form, of the Participant’s Personal Data (as described below) by and among, as applicable, the Company and any Subsidiary or third parties as may be selected by the Company, for the exclusive purpose of implementing, administering, and managing the Participant’s participation in the Plan. The Company and any Subsidiary or designated third parties may hold personal information about a Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company or any Subsidiary, details of all Awards or Stock awarded, canceled, vested, settled, unvested or outstanding in the Participant’s favor (“Personal Data”). Each Participant understands that Personal Data may be transferred to any Subsidiary or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor(s), and to the Subsidiary that is the Participant’s employer and its payroll provider.

SECTION 14. DEFINITIONS.

The following terms shall be defined as set forth below:

(a)    “Account” means a bookkeeping account established and maintained under Section 7(e) in the name of each Eligible Director to which Annual Deferred Stock Awards, Additional Deferred Stock Awards, and Dividend Awards are credited hereunder.

(b)    “Act” means the Securities Exchange Act of 1934.

(c)    “Additional Deferred Stock Award” means an Award granted to an Eligible Director pursuant to Section 7(e)(v).

(d)    “Annual Deferred Stock Award” means an Award granted to an Eligible Director pursuant to Section 7(e)(iv).

(e)    “Annual Meeting” shall mean the annual meeting of stockholders of the Company.

(f)    “Award” or “Awards” except where referring to a particular category of grant under the Plan shall include Stock Options, SARs, Other Stock-based Awards and Performance Awards.

(g)    “Board” means the Board of Directors of the Company.

(h)    “Cause” means (i) as to any Participant who at the relevant time is party to an employment, severance, or similar agreement with the Company or a Subsidiary that is approved by the Committee and contains a definition of “cause” (including any similar term used in connection with a for-cause involuntary termination), the definition set forth in such agreement, and (ii) in every other case, except as provided by the Committee or as set forth in an Award agreement under the Plan, a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant’s willful misconduct or dishonesty, any of which is directly harmful to the business or reputation of the Company or any Subsidiary. A termination for Cause shall also be deemed to have occurred in circumstances that in the sole determination of the Committee would have constituted grounds for the Participant’s employment to be terminated for Cause.

(i)    “Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

(j)    “Committee” means the Committee referred to in Section 2.

(k)    “Company” is defined in Section 1.

(l)    “Director” means a member of the Board.

(m)    “Disability” means disability as determined in accordance with standards and procedures similar to those used under the Company’s long term disability program. The Committee shall have the authority to deem an inactive employee as having been terminated by reason of Disability.

(n)    “Dividend Award” means an Award granted to an Eligible Director pursuant to Section 7(e)(vi).

(o)    “Effective Date” is defined in Section 1.

(p)    “Eligible Director” means a Director who is not employed by the Company or by any Subsidiary.

(q)    “Fair Market Value” on any given date means the last sale price regular way at which Stock is traded on such date as reflected in the New York Stock Exchange Composite Index (or any successor index determined by the Committee) or, where applicable, the value of a share of Stock as determined by the Committee in accordance with the applicable provisions of the Code.

(r)    “Full Value Award” means an Award other than a Stock Option or an SAR.

(s)    “Independent Director” means a Director who is a Non-Employee Director and an “independent director” within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual (or any successor rule) or under such other applicable standard as the New York Stock Exchange (or any successor exchange) may establish pursuant to its rule-making authority.

(t)    “ISO” means a Stock Option intended to be and designated as an “incentive stock option” as defined in the Code.

(u)    “Non-Employee Director” shall have the meaning set forth in Rule 16b-3(b)(3) promulgated under the Act, or any successor definition under the Act.

(v)    “NSO” means any Stock Option that is not an ISO.

(w)    “Normal Retirement” means, subject to and in accordance with such rules that may be prescribed by the Committee, retirement from active employment with the

Company and its Subsidiaries at or after age 65 with at least five years of service for the Company and its
Subsidiaries. For purposes of determining whether a retirement is a Normal Retirement, years of service shall be determined by the Committee; provided, that, except as otherwise provided by the Committee, periods of service for an entity prior to the date the entity becomes a Subsidiary will not be treated as service.

(x)    “Other Stock-based Award” means an Award of one of the types described in Section 7.

(y)    “Participant” means a participant in the Plan.

(z)    “Performance Award” means an Award described in Section 8.

(aa)    “Performance Criteria” means specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. Performance Criteria may be based on any one or any combination of the criteria described in this definition. Each Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss and may be applied to a Participant individually, or to a business unit or division of the Company or to the Company as a whole. Each Performance Criterion may be based on objectively determinable or qualitative measures of performance, may be measured on an absolute basis or relative to one or more comparators, including one or more companies or indices, and may be determined on a consolidated, divisional, line of business, project, geographical or individual responsibilities basis. Each Performance Criterion may also be based on strategic objectives, individual performance and/or subjective performance criteria. The Committee may provide that one or more of the Performance Criteria applicable to such Award will be adjusted in a manner to reflect events (for example, but without limitation, acquisitions or dispositions, divestitures, extraordinary items, other unusual or non-recurring items and/or changes in accounting principles) occurring during the performance period that affect the applicable Performance Criterion or Criteria. Nothing herein shall be construed as limiting the Committee’s authority to reduce or eliminate a Performance Award (including, without limitation, by restricting vesting under any such Award) that would otherwise be deemed to have been earned.

(bb)    “Plan” is defined in Section 1.

(cc)    “Restricted Stock” is defined in Section 7(a).

(dd)    “SAR” means an Award described in Section 6(g).

(ee)    “Stock Unit” is defined in Section 7(a).

(ff)    “Share Limit” is defined in Section 3(a).

(gg)    “Special Service Retirement” means, subject to and in accordance with such rules that may be prescribed by the Committee, retirement from active employment with the

Company and its Subsidiaries (i) at or after age 60 with at least twenty years of service for the Company and its Subsidiaries, or (ii) at or after age 65 with at least ten years of service for the Company and its Subsidiaries. For purposes of determining whether a retirement is a Special Service Retirement, years of service shall be determined by the Committee; provided, that, except as otherwise provided by the Committee, periods of service for an entity prior to the date the entity becomes a Subsidiary will not be treated as service.

(hh)    “Stock” means the Common Stock, $1.00 par value, of the Company, subject to adjustments pursuant to Section 3.

(ii)    “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 6.

(jj)    “Subsidiary” means any corporation or other entity (other than the Company) in an unbroken chain beginning with the Company if each of the entities (other than the last entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interest in one of the other corporations or other entities in the chain.

EXHIBIT A

DEFINITION OF “CHANGE OF CONTROL”

“Change of Control” shall mean the occurrence of any one of the following events:

(a) there occurs a change of control of the Company of a nature that would be required to be reported in response to Item 5.01 of the Current Report on Form 8-K (as amended in 2004) pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) or in any other filing under the Exchange Act; provided, however, that if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring control, a transaction shall not be deemed to be a Change of Control as to a Participant unless the Committee shall otherwise determine prior to such occurrence; or

(b) any Person other than the Company, any wholly-owned subsidiary of the Company, or any employee benefit plan of the Company or such a subsidiary becomes the owner of 20% or more of the Company’s Common Stock and thereafter individuals who were not directors of the Company prior to the date such Person became a 20% owner are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute a majority of the Board; provided, however, that unless the Committee shall otherwise determine prior to the acquisition of such 20% ownership, such acquisition of ownership shall not constitute a Change of Control as to a Participant if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring such ownership; or

(c) there occurs any solicitation or series of solicitations of proxies by or on behalf of any Person other than the Board and thereafter individuals who were not directors of the Company prior to the commencement of such solicitation or series of solicitations are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute a majority of the Board; or

(d) the Company executes an agreement of acquisition, merger or consolidation which contemplates that (i) after the effective date provided for in such agreement, all or substantially all of the business and/or assets of the Company shall be owned, leased or otherwise controlled by another Person and (ii) individuals who are directors of the Company when such agreement is executed shall not constitute a majority of the board of directors of the survivor or successor entity immediately after the effective date provided for in such agreement; provided, however, that unless otherwise determined by the Committee, no transaction shall constitute a Change of Control as to a Participant if, immediately after such transaction, the Participant or any Participant Related Party shall own equity securities of any surviving corporation (“Surviving Entity”) having a fair value as a percentage of the fair value of the equity securities of such Surviving Entity greater than 125% of the fair value of the equity securities of the Company owned by the Participant and any Participant Related Party immediately prior to such transaction, expressed as a percentage of the fair value of all equity securities of the Company immediately prior to such transaction (for purposes of this paragraph ownership of equity securities shall be determined in the same manner as ownership of Common Stock); and

provided, further, that, for purposes of this paragraph (d), if such agreement requires as a condition precedent approval by the Company’s shareholders of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless and until the acquisition, merger, or consolidation contemplated by such agreement is consummated (but immediately prior to the consummation of such acquisition, merger, or consolidation, a Change of Control shall be deemed to have occurred on the date of execution of such agreement).

In addition, for purposes of this Exhibit A the following terms have the meanings set forth below:

“Common Stock” shall mean the then outstanding Common Stock of the Company plus, for purposes of determining the stock ownership of any Person, the number of unissued shares of Common Stock which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) upon the exercise of conversion rights, exchange rights, warrants or options or otherwise. Notwithstanding the foregoing, the term Common Stock shall not include shares of Preferred Stock or convertible debt or options or warrants to acquire shares of Common Stock (including any shares of Common Stock issued or issuable upon the conversion or exercise thereof) to the extent that the Board shall expressly so determine in any future transaction or transactions.

A Person shall be deemed to be the “owner” of any Common Stock:

(i) of which such Person would be the “beneficial owner,” as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission (the “Commission”) under the Exchange Act, as in effect on March 1, 1989; or

(ii) of which such Person would be the “beneficial owner” for purposes of Section 16 of the Exchange Act and the rules of the Commission promulgated thereunder, as in effect on March 1, 1989; or

(iii) which such Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated by the Commission under the Exchange Act, as in effect on March 1, 1989) has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.

“Person” shall have the meaning used in Section 13(d) of the Exchange Act, as in effect on March 1, 1989.

A “Participant Related Party” shall mean, with respect to a Participant, any affiliate or associate of the Participant other than the Company or a Subsidiary of the Company. The terms “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act (the term “registrant” in the definition of “associate” meaning, in this case, the Company).

Notwithstanding the foregoing, in any case where the occurrence of a Change of Control could affect the vesting of or payment under an Award subject to the requirements of Section 409A of the Code, the term “Change of Control” shall mean an occurrence that both (i) satisfies the requirements set forth above in this Exhibit A, and (ii) is a “change in control event” as that term is defined in the regulations under Section 409A of the Code.